Exhibit 107

Calculation of Filing Fee Tables

S-3
(Form Type)

VAALCO Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.10 per share	457(o)	(1)	(2)		0.00015310		-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, par value $25 per share	457(o)	(1)	(2)		0.00015310		-	-	-	-
Fees to Be Paid	Other	Warrants(4)	457(o)	(1)	(2)		0.00015310		-	-	-	-
Fees to Be Paid	Other	Units(5)	457(o)	(1)	(2)		0.00015310		-	-	-	-
Fees to Be Paid	Other	Depositary Shares(6)	457(o)	(1)	(2)		0.00015310		-	-	-	-
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$50,000,000	0.00015310	$7,655.00	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.10 per share	415(a)(6)	(7)					S-3	333-261934	January 12, 2022
Carry Forward Securities	Equity	Preferred Stock, par value $25 per share	415(a)(6)	(7)					S-3	333-261934	January 12, 2022
Carry Forward Securities	Other	Warrants(4)	415(a)(6)	(7)					S-3	333-261934	January 12, 2022
Carry Forward Securities	Other	Units(5)	415(a)(6)	(7)					S-3	333-261934	January 12, 2022
Carry Forward Securities	Other	Depositary Shares(6)	415(a)(6)	(7)					S-3	333-261934	January 12, 2022
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(7)		$150,000,000			S-3	333-261934	January 12, 2022	$13,905.00
	Total Offering Amounts					$200,000,000		$7,655.00
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$7,655.00

(1) There is being registered hereunder an indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock, such indeterminate number of depositary shares and such indeterminate number of units as may, from time to time, be issued at indeterminate prices. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Information as to the amount, the proposed maximum offering price per unit and proposed maximum aggregate offering price of each class of securities being registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions. This includes such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, or warrants issuable upon separation of units or indeterminate number of such securities pursuant to the anti-dilution provisions of such securities. No additional consideration will be received for such securities issuable upon the exercise, conversion or exchange of other securities and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(2) Omitted per Instruction 2.A.ii.b on Item 16(b) of Form S-3 under the Securities Act.

(3) Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $200,000,000.

(4) Includes warrants to purchase shares of common stock and shares of preferred stock.

(5) Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(6) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If we elect to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing the fractional interests and shares of preferred stock, as the case may be, will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(7) Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $150,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-261934) which was initially filed with the Securities and Exchange Commission on December 29, 2021 and became effective on January 12, 2022 (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee of $13,905.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.